UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 305-2410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fourth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

On October 24, 2018, InspireMD, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the Fourth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”) to (i) increase the number of shares of common stock available for issuance pursuant to awards under such Plan by 8,900,000 shares, to a total of 8,919,737 shares of common stock, and (ii) remove the cap on the number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to certain executive officers of the Company during any calendar year (the “Fourth Plan Amendment”). The board of directors of the Company (the “Board”) previously approved the Fourth Plan Amendment on May 23, 2018, subject to stockholder approval.

Election of Class 1 Director

As previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 11, 2018 (the “2018 Proxy”), the term of the Company’s Class 1 director, Paul Stuka, was scheduled to expire at the Annual Meeting, and the Board nominated Mr. Stuka for re-election at the Annual Meeting as Class 1 director.

At the Annual Meeting, Mr. Stuka was elected as a Class 1 member of the Board to serve for a term expiring at the Company’s 2021 annual meeting of stockholders.

For more information about the matters above, see the Company’s 2018 Proxy, the relevant portions of which are incorporated herein by reference. The description of the Fourth Plan Amendment above and such portions of the 2018 Proxy are qualified in their entirety by reference to the full text of the Fourth Plan Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following five proposals were submitted to the Company’s stockholders:

(1)	Election of one Class 1 director to serve on the Board for a term of three years or until his successor is elected and qualified, for which the following was the nominee: Paul Stuka.

(2)	Approval of the Fourth Plan Amendment to (i) increase the number of shares of common stock of the Company available for issuance pursuant to awards under the Plan by 8,900,000 shares, to a total of 8,919,737shares of common stock, and (ii) remove the cap on the number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to certain executive officers of the Company during any calendar year.

(3)	An advisory vote on executive compensation as disclosed in the 2018 Proxy.

(4)	An advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For more information about the foregoing proposals, see the Company’s 2018 Proxy. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(1)	Election of one Class 1 director to serve on the Board for a term of three years or until his successor is elected and qualified:

Director	For	Withheld	Broker Non-Votes
Paul Stuka	3,935,022	582,390	11,768,727

(2)	Approval of the Fourth Plan Amendment:

For	Against	Abstain	Broker Non-Votes
3,266,663	1,234,645	16,104	11,768,727

(3)	Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
3,776,134	685,242	56,036	11,768,727

(4)	Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain
1,707,689	63,226	2,689,673	56,824

(5)	Ratification of the appointment of Kesselman & Kesselman, Certified Public Accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstain
15,294,206	820,894	171,039

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Fourth Amendment to the InspireMD, Inc. 2013 Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: October 26, 2018	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer